EXHIBIT 5.1

Law Offices

PAPASAVAS LAW GROUP, LLC

A Professional Corporation

Peter M. Papasavas

Member of NJ and NY Bar

Solicitor of England and Wales

(not active)

34 Old Rifle Camp Road

Woodland Park, New Jersey 07424

Direct Dial: (862) 226-2782

pmpapasavas@gmail.com

February 28, 2019

Mineral Mountain Mining and Milling Company

13 Bow Circle, Suite 170

Hilton Head, South Carolina 29928

Re: Registration Statement on Form S-1/A

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Amended Registration Statement on Form S-1 (the Registration Statement ), to be filed on or about February 28, 2019 by Mineral Mountain Mining and Milling Company (the Company ) with the Securities and Exchange Commission in connection with the registration for resale under the Securities Act of 1933, as amended (the Securities Act ), of up to 9,428,571 shares of the Company’s common stock, $0.001 par value per share (the Shares ).

We are acting as counsel for the Company in connection with the registration for resale under the Securities Act of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Idaho (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and will be, when sold, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption Legal Matters in the prospectus forming part of the Registration Statement. In giving such consent, we do not consider that we are experts within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Papasavas Law Group, LLC
Papasavas Law Group, LLC
A Professional Corporation